UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 12, 2008
TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 12, 2008, Trio-Tech International issued a press release announcing its financial results for the fiscal quarter ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1.
The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01. Other Events
On February 12, 2008, the Board of Directors of Registrant declared a cash dividend of eleven cents ($0.11 (U.S.)) per share on the Common Stock of Registrant. The dividend will be paid on March 25, 2008 to shareholders of record on February 25, 2008. If all shares of Common Stock that may be acquired upon exercise of outstanding stock options are in fact acquired prior to the record date for the cash dividend, it is anticipated that the aggregate amount of the cash dividend will be approximately $355,000.
A press release relating to the declaration of the cash dividend was released on February 12, 2008, a copy of which is attached hereto as Exhibit 99.1.
The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

99.1	Press release of Trio Tech International dated February 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2008

TRIO-TECH INTERNATIONAL
By:	/s/ VICTOR H.M. TING
Victor H. M. Ting
Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Trio Tech International dated February 12, 2008

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